                                                                   Exhibit 10.27

                                 AMENDMENT NO. 4
                                     TO THE
                        KINDRED & AFFILIATES 401(k) PLAN

     This is Amendment No. 4 to the Kindred & Affiliates 401(k) Plan (the "Plan") as last amended and restated as of March 1, 2000.

                                    RECITALS

A. Kindred Healthcare, Inc. (the "Company") maintains the Plan and has reserved the right in Section 9.1 of the Plan to amend the Plan from time to time in its discretion.

B. The Company wishes to amend the Plan to provide for automatic correction of any failures of a discrimination test applicable to the matching contribution formula under the Plan.


                                    AMENDMENT

     1. Section 3.2 of the Plan is hereby amended effective January 1, 1997 by the addition of the following new subsection (e) at the end thereof:

          (e) Each Matching Contribution level under Section 3.2(d) above must benefit a group of Participants that satisfies Code Section 410(b) minimum coverage requirements (without regard to the average benefit percentage test of Treasury Regulation Section 1.410(b)-5) for each Plan Year, as required by Treasury Regulation Section 1.401(a)(4)-4. If the Administrator determines that such minimum coverage requirement of Section 410(b) of the Code is not initially satisfied for one of the Matching Contribution levels for a Plan Year, the following rules shall apply:

               (i) the Administrator shall establish a list of Non-Highly Compensated Employee Participants who do not have the necessary completed Years of Service to be eligible for the level of Matching Contribution that does not meet the coverage requirement;

               (ii) the Administrator shall designate the Non-Highly Compensated
                    Employee Participant from among the group identified in (i) above with the highest number of Years of Service as of March 31 of the Plan Year as eligible for that Matching Contribution level (if more than one Participant meets that condition, only the Participant with the earliest hire date shall be considered so eligible), and

               (iii) if the minimum coverage requirement is still not satisfied, step (ii) is repeated so that the Participant with the next highest number of Years of Service (or earliest hire date) shall be designated as eligible for that level of Matching Contribution, and so on until the minimum coverage requirement is satisfied.

     IN WITNESS WHEREOF, the Employer has caused this Amendment No. 4 to be executed this 18th day of December, 2002.

                                        KINDRED HEALTHCARE, INC.

                                        By /s/ Richard E. Chapman
                                           -------------------------------------

                                        Title: CIO,CAO & SVP
                                               ---------------------------------

                                        2